EXHIBIT 10.24

PRB ENERGY, INC.

2007 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Name of Participant:
No. of Shares:	Date of Grant:
Shares Vested:	Date:	[Performance Measure:]

A.            PRB Energy, Inc. (the “Company”) wishes to give you an added incentive to continue in the long-term service of the Company and to create in you a more direct interest in the future success of the operations of the Company by granting you restricted shares of the Company’s common stock (the “Common Stock”), pursuant to the provisions of the Company’s 2007 Equity Incentive Plan (the “Plan”).

B.            The Company and you desire to set forth the terms and conditions of such grant.

NOW THEREFORE, pursuant to the terms of this Restricted Stock Award Agreement (this “Agreement”), the Company grants you the number of shares of Common Stock (the “Shares” or the “Award”) indicated above. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.             Grant of Restricted Stock.  Subject to the terms and conditions of this Agreement, in consideration of your services to the Company, you hereby agree to acquire from the Company, and the Company hereby agrees to grant to you, the aggregate number of Shares specified above.

2.             Closing/Escrow of Unvested Shares.  As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Shares upon forfeiture herein provided for, you agree to deliver the duly issued stock certificate(s) evidencing the Shares registered in your name to the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent for the shares, pursuant to the terms of the Plan.

3.             Normal Vesting.  Subject to the limitations contained herein, the Shares you receive hereunder will vest as provided in the above table [upon performance of the relevant performance measure,] provided that at the relevant vesting date you remain continuously employed by the Company.

4.             Accelerated Vesting Upon Death, Disability or Retirement.  Notwithstanding Section 3 hereof, in the event your continuous employment with the Company terminates due to your Disability or death, all forfeiture risk imposed on the Shares hereunder shall lapse and all Shares subject to this Award shall immediately become fully vested and nonforfeitable.

5.             Accelerated Vesting Upon Change of Control.  Notwithstanding Section 3 hereof, the Shares shall vest immediately upon a Change of Control if you have been continuously employed by the Company through the date immediately prior to the occurrence of a Change of Control.

6.             Issuance of Unrestricted Shares.  Upon the vesting of any Shares, such vested Shares will no longer be subject to forfeiture as provided in Section 7 hereof, but will continue to be subject to any other provisions of this Agreement. As soon as practicable after vesting of any Shares, the Company shall deliver to you certificates issued in your name for the number of Shares that have vested.

7.             Forfeiture.  Except as otherwise determined by the Committee, if your employment with the Company is terminated for any reason other than Disability or death as stated in Section 4 hereof [or you fail to meet the specified performance measure as of the relevant vesting date,] then any Shares that have not previously vested shall be forfeited by you to the Company, you shall thereafter have no right, title or interest whatsoever in such Shares, and, if applicable, you shall immediately return to the Company any and all certificates representing such Shares so forfeited then in your possession. Additionally, you will execute and deliver to the Company any and all documentation necessary to evidence the forfeiture of such Shares and the transfer thereof to the Company. The Company will be authorized to cancel any and all certificates representing such Shares so forfeited and issue and deliver to you a new certificate for any Shares which vested prior to forfeiture, if any.

8.             Rights as Stockholder.  Subject to the provisions of this Agreement, you shall exercise all rights and privileges of a stockholder of the Company with respect to the Shares deposited in escrow.  You shall be deemed to be the holder of the Shares for purposes of receiving any dividends that may be paid with respect to such Shares and for purposes of exercising any voting, liquidation or other rights relating to such Shares, even if some or all of the Shares have not yet vested and been released from the risk of forfeiture.

9.             Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares while the Shares are subject to the risk of forfeiture.  After any Shares have been fully vested and nonforfeitable, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws.

10.           Restrictive Legend.  All certificates representing the unvested Shares shall have endorsed thereon a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RISK OF FORFEITURE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RISK OF FORFEITURE IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

11.           Transferability.  Your Award is not transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you.

12.           Award Not a Service Contract.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment.  In addition, nothing in your Award shall obligate the Company or an Affiliated Corporation, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliated Corporation.

13.           Tax Withholding.  The parties hereto recognize that the Company may be obligated to withhold federal and state income taxes or other taxes upon the vesting of the Shares, or, in the event that you elect under Section 83(b) of Internal Revenue Code, as amended (the “Code”) to report the receipt of the Shares as income in the year of receipt, upon your receipt of the Shares.  You agree that, at such time, if you are required to withhold such taxes, you shall promptly pay in cash upon demand to the Company having such obligation, such amounts as shall be necessary to satisfy such obligation.

14.           Tax Consequences. You understand that the acquisition and vesting of the shares may have adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Code.  Such election must be filed within thirty (30) days after the Date of Grant.  YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

15.           Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

16.           Miscellaneous.

(a)           The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

17.           Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

PRB Energy, Inc.

By:
Name:
Title:

Recipient: